EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of August 11, 2015 (the “Effective Date”), by and among root9B Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto (collectively, the “Investors” and each, an “Investor”).  Defined terms used herein have the meanings given to them in Section 8 hereof.

WHEREAS, the Company issued certain warrants to purchase an aggregate of 7,142,856 shares of the Company’s Common Stock (the “Prior Warrants”); and

WHEREAS, the Company and the Investors desire that the Investors exchange all of their outstanding Prior Warrants for warrants to purchase an aggregate of 7,142,856 shares of the Company’s Common Stock (the “Replacement Warrants”) in substantially the form set forth on Exhibit A hereto, in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Exchange of Prior Warrants.

(a) Subject to the terms and conditions set forth in this Agreement, on the Effective Date each Investor agrees to deliver to the Company such Investor’s original Prior Warrants, or an affidavit in the form reasonably acceptable to the Company relating to the Investor’s inability to locate such Prior Warrant, in exchange for the issuance by the Company of such number of Replacement Warrants shares as set forth on Schedule 1 hereto (the “Exchange”).

(b) Promptly following the Company’s receipt of the Prior Warrants in accordance with Section 1(a) above, the Company shall deliver to such Investor a Replacement Warrant representing the total number of such Replacement Warrants to be issued to each Investor, as set forth on Schedule 1.

2. Representations and Warranties of Investors.  Each Investor, on a several and not joint basis and solely with respect to itself, hereby represents and warrants to the Company as of the Effective Date as follows:

(a) Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its formation with full right or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary action, as applicable, on the part of such Investor.  Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Such Investor’s execution and delivery of this Agreement and each of the Transaction Documents to which it is a party, and the performance of such Investor’s obligations hereunder and thereunder do not and will not (i) conflict with, violate or result in any default under any mortgage, indenture, agreement, instrument or other contract to which such Investor is a party or by which Investor or its property is bound, (ii) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which such Investor is subject, (iii) result in the imposition of any lien or encumbrance on any of such Investor’s Prior Warrants (other than as provided hereunder) or (iv) require the prior consent of, or any prior filing with or notice to, any governmental authority or third party.

(c) Such Investor is the sole owner of the Prior Warrants tendered for exchange under this Agreement, as reflected on Schedule 1 hereto, free and clear of any pledges, Liens, security interests, claims or other encumbrances of any kind other than those arising under applicable securities laws.

(d) Such Investor is an “accredited investor” for purposes of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Replacement Warrants issued to such Investor for its own account for investment and not for the benefit or account of any other person or entity and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Replacement Warrants for any minimum or other specific term, except as set forth by the terms of the Replacement Warrants, and reserves the right to dispose of the Replacement Warrants at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(e) Such Investor, individually and/or together with its professional advisors, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby.  Such Investor acknowledges that the investment in the Replacement Warrants involves a high degree of risk, and that such Investor has determined that it is suitable for it to participate in the transactions contemplated hereby.

(f) Such Investor acknowledges that neither the Replacement Warrants, nor the shares of Common Stock issuable upon the exercise of such Replacement Warrants (the “Exercised Shares”), have been registered under the Securities Act or any state or foreign securities laws and that the Replacement Warrants may not be sold, transferred, offered for sale, pledged hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.  The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Replacement Warrants, and on requirements related to the Company which are outside the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

(g) Such Investor is not acquiring the Replacement Warrants as a result of any advertisement, article, notice or other communication regarding the Replacement Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) Other than consummating the transactions contemplated hereunder, such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly, executed any purchases or sales, including Short Sales, of the securities of the Company.  Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in Section 3 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

(i) Isaac Blech, a member of the Board of Directors of the Company, is not subject to any of the disqualifying factors contained in 506(d) of the Securities Act. The Investor has furnished the Company, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) for Mr. Blech.  The Investor has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification as to Mr. Blech under Rule 506(d) would have existed.

3. Representations and Warranties of the Company. Except as set forth in the schedules delivered herewith (the “Disclosure Schedules,” which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules), the Company hereby makes the following representations and warranties to each Investor as of the Effective Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

(a) Organization and Qualification.  The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.  The Company and its subsidiaries are duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or any of its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s, or any of its subsidiaries, ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.   This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Replacement Warrants and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4 of this Agreement, and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) Issuance of the Replacement Warrants.  The Replacement Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Exercised Shares, when issued upon exercise of the Replacement Warrants in accordance with its terms, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable securities laws.

(f) Capitalization.  The capitalization (including both the authorized and issued capital stock) of the Company is as set forth on Schedule 3(f). Except as set forth on Schedule 3(f), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees, consultants, and directors pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3(f) or as a result of the purchase and sale of the Replacement Warrants, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or other capital stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or other capital stock.  Except as set forth on Schedule 3(f), the issuance and sale of the Replacement Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Replacement Warrants other than the Required Approvals.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  Except as set forth on Schedule 3(f), there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding.

The Company will recommend to the Board of Directors to resolve to increase the number of shares of its authorized Common Stock in an amount to permit the exercise of the Replacement Warrants as set forth in the Proposal (as defined in Section 4(e)) and to submit such Proposal to the Company’s stockholders for approval pursuant to Section 4(e).

(g) Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Replacement Warrants, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(h) No Integrated Offering.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Replacement Warrants to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(i) Rule 506 Compliance.  The Company is not disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Replacement Warrants and the Exercised Shares to the Investor pursuant to this Agreement and the terms of the Replacement Warrants.  The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists.  The Company has furnished to each Investor, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d).  The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed and whether any disclosure is required to be made to the Investors under Rule 506(e).  Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 have been issued in compliance with Rule 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

(j) SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, except for the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 which was amended pursuant to the Company’s Form 10-Q/A filed with the SEC on June 10, 2015, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(l) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 3(l) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services or pursuant to a Certificate of Designation of any of the Company’s preferred  stock), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

(m) Absence of Litigation.  Except as set forth on Schedule 3(m) or as otherwise disclosed in the SEC Reports, there is no action, suit, claim, or Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(n) Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance, sale or resale of any of the Replacement Warrants or the Exercised Shares.

(o) Acknowledgment Regarding Investors’ Purchase of Replacement Warrants.  The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Replacement Warrants. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.	Covenants.

(a) The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale to the Investors of the Replacement Warrants in a manner that would require the registration under the Securities Act of the issuance and sale of the Replacement Warrants.

(b) The Company shall have no obligation to reserve, or continue to reserve, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Exercisable Shares pursuant to the terms of the Replacement Warrants, until such time as the Replacement Warrants are exercisable according to their terms. Notwithstanding the foregoing, upon the Replacement Warrants becoming exercisable according to their terms, the Company shall have an obligation to reserve, or continue to reserve, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Exercisable Shares pursuant to the terms of the Replacement Warrants.

(c) The Company agrees to timely file a Form D with respect to the Replacement Warrants as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon request of any Investor.  The Company shall take such action as is necessary in order to obtain an exemption for, or to qualify the Replacement Warrants for, issuance and sale to the Investors at the Effective Time under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

(d) The Company shall on or before the fourth Business Day following the Effective Time, file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act.  The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not use the name of, or make any reference to, any Investor or any of its affiliates in any press release or in any public manner, and shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market, in each case, without the prior written consent of such Investor, except: (x) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (e).

(e) The Company covenants and agrees that within twelve (12) months from the Effective Date, it shall submit a proposal to increase the authorized capital stock of the Company to no less than such number of shares of Common Stock as will permit the exercise of all of the Replacement Warrants in full (the “Proposal”) to its stockholders for approval at an Annual Meeting of the Company’s stockholders or at a special meeting of the Company’s stockholders, in either case as provided by the Company’s Articles of Incorporation and by-laws, and shall use its best efforts to obtain the approval of the Proposal and promptly thereafter to amend its Articles of Incorporation accordingly. In the event the Company fails to obtain the approval of the Proposal by its stockholders, the Company covenants and agrees to resubmit the Proposal to its stockholders within three (3) months after the result of the prior meeting is rendered and shall use its best efforts to obtain the approval of the resubmitted Proposal.

(f) If the Company conducts a sale of all or substantially all of its shares of Common Stock and/or assets (including, without limitation, a sale of substantially all of its assets followed by a liquidation) which shall be effected in such a way that holders of Common Stock shall be entitled to receive an amount of cash per share of Common Stock then owned (a “Change”), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Investors shall thereafter have the right to receive an amount of cash as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock which such Holder would have been entitled to receive had such Holder exercised the Replacement Warrant immediately prior to the consummation of such Change, less the exercise price of such Replacement Warrant then in effect.

(g) Until the date that any Investor owning Replacement Warrants or Exercised Shares may sell all of them without restriction or limitation under Rule 144 of the Securities Act (or any successor provision) (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(h) Each Investor agrees to timely file a Form 4, and any applicable filing required under the Exchange Act, reporting the Exchange and the acquisition of the Replacement Warrants.

5.	Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Section 5, the Investors each covenant that the Replacement Warrants and Exercisable Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.  In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Company’s transfer agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the transfer agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the transfer agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement with respect to such transferred Replacement Warrants.

(b) Legends. Certificates evidencing the Replacement Warrants and the Exercisable Shares, when issued, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 5(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) Removal of Legends. The restrictive legend set forth in Section 5(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Replacement Warrant and Exercised Shares, if (i) such Replacement Warrant and Exercised Shares are registered for resale under the Securities Act, (ii) such Replacement Warrant and Exercised Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Replacement Warrant and Exercised Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  Following the date upon which Rule 144 becomes available for the resale of Replacement Warrant and Exercised Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Replacement Warrant and Exercised Shares and without volume or manner-of-sale restrictions, upon written request by an Investor, the Company shall instruct its transfer agent to remove the legend from the Replacement Warrant and Exercised Shares and shall cause its counsel to issue any legend removal opinion required by the transfer agent.  Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by the Investors to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Replacement Warrant and Exercised Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 5(a), deliver or cause to be delivered to the Investor a certificate or instrument (as the case may be) representing such Replacement Warrant and Exercised Shares that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 5(c).

6.	Closing Conditions.

(a) Conditions to the Obligations of the Parties.  None of the parties hereto shall be obligated to consummate the transactions contemplated by this Agreement until the Company and all of the Investors have executed this Agreement.

(b) Conditions to the Obligations of the Investors.  The obligation of the Investors to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions:

(i) The representations and warranties of the Company in Section 3 hereof shall be true and correct in all material respects when made and as of the Effective Date with the same effect as though made at and as of such date, and the Investors shall have received a certificate of an executive officer of the Company to such effect.

(ii) The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement on or prior to the Effective Date.

(iii) The Company shall have delivered to the Investors a copy of a duly executed Replacement Warrant.

(c) Conditions to the Obligations of the Company.  The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions:

(i) The representations and warranties of the Investors in Section 2 hereof shall be true and correct in all material respects when made and as of the Effective Date with the same effect as though made at and as of such date.

(ii) The Investors shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement on or prior to the Effective Date.

(iii) The Investors shall have delivered to the Company a duly executed accredited investor questionnaire in the form annexed hereto as Exhibit B.

(iv) The Investors shall have delivered to the Company its original Prior Warrants or an affidavit in the form reasonably acceptable to the Company relating to the Investor’s inability to locate such Prior Warrant.

7.	Indemnification.

(a) The Company shall indemnify each Investor, its stockholders, partners, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation, warranty or covenant made by the Company in this Agreement.

(b) Each Investor agrees to indemnify the Company and its stockholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation, warranty, or covenant made by such Investor in this Agreement.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the occurrence of the facts and circumstances giving rise to such claim.  The failure of any person to deliver the notice required by this Section 7(c) shall not in any way affect the Indemnifying Party’s indemnification obligations hereunder except and only to the extent that the Indemnifying Party is actually prejudiced thereby.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such Indemnified Party and shall pay as incurred the fees and expenses of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel or pay its own expenses.  Notwithstanding the foregoing, the Indemnifying Party shall pay as incurred the fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

8.	Definitions. The following terms have the meanings set forth in this Section 8:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Replacement Warrants Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Replacement Warrants Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and including the exhibits thereto and documents incorporated by reference therein for the twelve months preceding the Effective Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE Euronext or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Replacement Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

9.	Miscellaneous.

(a) Fees and Expenses.  The Company and each Investor shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Replacement Warrants to an Investor.

(b) Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Initial Closing, and without further consideration, the Company and the Investors will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

(c) Notices.  All notices and other communications provided for hereunder shall be in writing and personally delivered, delivered by nationally-recognized overnight courier, mailed, or sent by facsimile, with confirmation, if to the Company or to the Investors, to:

(i) if to the Company,

root9B Technologies, Inc.
4521 Sharon Road #300
Charlotte, NC  28211-3627
Attention:  Chief Operating Officer

With a copy to:

Ruskin Moscou Faltischek, P.C.
East Tower, 15th Floor
1425 RXR Plaza
Uniondale, NY 11556-1425
Telephone No.: (516) 663-6600
Facsimile No.: (516) 663-6891
Attention: Seth I. Rubin, Esq.

(ii) if to the Investors, at the address shown on the signature page hereto,

With a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, NY  10036-8299
Telephone No.: (212) 969-3210
Facsimile No.: (212) 969-2900
Attention: Arnold S. Jacobs, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this 9(c). Any such notice or communication will be deemed to have been received: (A) in the case of personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next Business Day after the date sent; and (C) if by registered or certified mail, on the third Business Day following the date postmarked.

(d) Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(e) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Investors.  The Investors may assign its rights hereunder in whole or in part to any Person to whom the Investors assign or transfer any Replacement Warrants in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Replacement Warrants, by the terms and conditions of this Agreement that apply to the “Investors”.

(g) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York (the “New York Courts”). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Remedies.  Each Investor shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law and in equity.  Such rights and remedies shall apply with respect to any failure of the Company’s stockholders to approve the Proposal or any failure of the Company to amend its Certificate of Incorporation as provided in Section 4(e) notwithstanding the Company’s use of its best efforts to obtain such approval or effect such amendment.

(j) Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Replacement Warrants.

(k) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(l) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(m) Replacement of Securities.  If any certificate or instrument evidencing any Replacement Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith or, if required by the Company’s transfer agent, a bond in such form and amount as is required by such transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such Replacement Warrant. If a replacement certificate or instrument evidencing any Replacement Warrant is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(n) Independent Nature of Investors' Obligations and Rights.  The rights and obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor.  The decision of each Investor to purchase securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ROOT9B TECHNOLOGIES, INC.

By:
Name:
Title:

With a copy to (which shall not constitute notice):

Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza
East Tower, 15th Floor,
Uniondale, New York 11556
Attention:  Seth I. Rubin, Esq.

Address for Notice root9B Technologies, Inc. 4521 Sharon Road, Suite 300 Charlotte, North Carolina 28211 Attention: Chief Operating Officer Fax: (704) 521-8077

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[INVESTOR SIGNATURE PAGES TO EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Exchange Agreement to be duly executed by it authorized signatory as of the date first indicated above.

MIRIAM BLECH By: Name: Miriam Blech	Address for Notice

[INVESTOR SIGNATURE PAGES TO EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Exchange Agreement to be duly executed by it authorized signatory as of the date first indicated above.

RIVER CHARITABLE REMAINDER UNITRUST F/B/O ISAAC BLECH By: Name: Title: Trustee	Address for Notice